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                                                                  Exhibit (j)(2)


           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus (except Institutional Shares for Government Money
Fund) and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 48 to the Registration Statement (Form N-1A, No. 2-92665) of Excelsior Funds, Inc. and to the incorporation by reference of our reports dated May 7, 2004 on the Money Fund, Government Money Fund, Treasury Money Fund, Blended Equity Fund, Large Cap Growth Fund, Small Cap Fund, Value and Restructuring Fund, Energy and Natural Resources Fund, Real Estate Fund,
International Fund, Pacific/Asia Fund, Emerging Markets Fund, Managed Income Fund, Intermediate-Term Managed Income Fund, and Short-Term Government Securities Fund (portfolios of Excelsior Funds, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended March 31, 2004.



                                                              ERNST & YOUNG LLP


Boston, Massachusetts
July 26, 2004